                                                                     Exhibit 3.3

                          AMENDED AND RESTATED BYLAWS
                                      OF
                          WESTERN GAS RESOURCES, INC.
                           - - - - - - - - - - - -


                                  ARTICLE I.

                                    OFFICES
                                    -------

     Section 1. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II.

                           MEETINGS OF STOCKHOLDERS
                           ------------------------

     Section 1. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. (a) Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which stockholders shall elect a class of Directors and transact such other business as may properly be brought before the meeting.

          (b) At each meeting of stockholders, the Chairman of the Board, or, in the absence of the Chairman of the Board, the President, shall act as chairman. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls. The chairman of the meeting shall announce at each such meeting the date and time of the opening and closing of the voting polls for each matter upon which the stockholders will vote at such meeting.

          (c) No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this By-law and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this bylaw.

          In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

          To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred-twenty
(120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual
                         --------  -------
meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

          To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a clear and concise statement of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder,
(iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

          In addition, notwithstanding anything in this bylaw to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual or special meeting of stockholders must comply with Article III,
Section 4 of these bylaws for such nominations to be properly brought before such meeting.

          No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this bylaw; provided, however, that, once business has
                                     -------  -------
been properly brought before the annual meeting in accordance with such procedures, nothing in this bylaw shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be conducted at the meeting.

          No business shall be conducted at a special meeting of stockholders except for such business as shall have been brought before the meeting pursuant to the corporation's notice of meeting.

          (d) Either the Board of Directors or, in the absence of an appointment of inspectors by the Board, the Chairman of the Board or the President shall, in advance of each meeting of the stockholders, appoint one or more inspectors to act at such meeting and make a written report thereof. In connection with any such appointment, one or more persons may, in the discretion of the body or person making such appointment, be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at any meeting of stockholders, the chairman of such meeting shall appoint one or more inspectors to act at such meeting. Each such inspector shall perform such duties as are required by law and as shall be specified by the Board, the chairman of the board, the president or the chairman of the meeting. Each such inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Inspectors need not be stockholders. No director or nominee for the office or director shall be appointed such an inspector.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before each annual meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be

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specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board or by the President of the corporation or by the Board of Directors or by written order of a majority of the directors and shall be called by the President or the Secretary at the request in writing of stockholders owning twenty-five percent in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purposes of the proposed meeting. The Chairman of the Board or the President of the corporation or directors so calling, or the stockholders so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question (other than the election of directors) brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by plurality vote.

     Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

                                 ARTICLE III.

                                   DIRECTORS
                                   ---------

     Section 1. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or these bylaws directed or required to be exercised or done by the stockholders.

     Section 2. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors pursuant to the provisions of Article IV of the certificate of incorporation relating to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, the number of directors of the corporation shall be nine (9); that the additional member of the Board of Directors resulting from such amendment shall be a Class Two director; and that the vacancy thus created shall be filled by vote of the stockholders at the annual meeting of stockholders to be held on May 1, 1991, but the number thereof may be increased without limit or decreased to not less than three (two of whom shall not be officers or employees of the corporation) by amendment to this Section 2.

     Section 3. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the directors then in office, or by a sole remaining director, and the directors so chosen shall hold office until the expiration of the terms of the directorships whose vacancy is being filled and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

     Section 4. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances. Nominations of persons for election to the board of directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this bylaw and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this bylaw.

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          In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

          To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in
                                                      --------  -------
the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the seventh (7th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

          To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class and series and number of shares of each class and series of capital stock of the corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

          No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this bylaw. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded and not placed upon the ballot.

     Section 5. The Board of Directors may adopt and from time to time amend and repeal such rules and regulations not inconsistent with the applicable provisions of law, the certificate of incorporation or these bylaws for the conduct of its meetings and the management of the affairs of the corporation as the Board may deem proper.

                      MEETINGS OF THE BOARD OF DIRECTORS
                      ----------------------------------

     Section 6. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 7. An annual meeting of the Board of Directors shall be held immediately following and at the same place as the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 8. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

     Section 9. A special meeting of the Board of Directors may be called by the Chairman of the Board of Directors or by the President of the corporation and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting. In the event that the Board of Directors elects a Chief Operating Officer different from the President in accordance with these Bylaws, the Chief Operating Officer shall have the same powers, as aforesaid, to call a meeting as the President of the corporation.

     Section 10. A majority of the Board of Directors shall constitute a quorum for the transaction of business of any meeting of the Board of Directors, and the act of a majority of the full sitting Board of Directors shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 11. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if one hundred percent of the members of the Board or one hundred percent of the members of the committee, as the case may be, consent thereto in writing and such writing is filed with the minutes of the proceedings of the Board or committee, as the case may be.

     Section 12. The members of the Board of Directors or any committee thereof may participate in a meeting of the Board or committee utilizing conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

                            COMMITTEES OF DIRECTORS
                            -----------------------

     Section 13. There shall be an Executive Committee of the Board of Directors of the Corporation consisting of at least two (2) but not more than four (4) members of the Board of Directors, elected to such committee by the Board on an annual basis. The Executive Committee shall have and may exercise, between meetings of the Board of Directors, all the power and authority of the board in the management of the business affairs of the corporation; provided, however, that the Executive Committee shall not have the power or authority to do any of the following:

          (a)  amend the certificate of incorporation of the corporation;

          (b) adopt an agreement of merger or consolidation involving the corporation;

          (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation;

          (d) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution;

          (e)  adopt, amend or repeal any bylaw;

          (f) fill vacancies on the Board of Directors or on any committee of the Board, including the Executive Committee;

          (g)  amend or repeal any resolution of the Board of Directors;

          (h)  declare a dividend; or

          (i)  authorize the issuance of stock of the corporation.

     Section 14. The Executive Committee shall, subject to the provisions of law and any other provision of these bylaws, have the authority and power to cause the corporation to do the following:

          (a) To deal in real and personal property of the corporation; to create and/or contribute property of the corporation to any entity or business organization formed by the corporation, either alone or with third parties; to pay rom the corporation's funds any and all expenses and fees; to obtain and maintain insurance coverage concerning the property of the corporation.

          (b) To execute and deliver on behalf of the corporation all leases, bills of sales, assignments, deeds, unitization agreements, contracts, farm-outs and other instruments of transfer; all checks, drafts and other orders for the payment of corporation funds; all contracts or instruments concerning the acquisition, construction, management, operation or disposition of corporate assets; all bonds, promissory notes, mortgages, deeds of trust, security agreements and other similar documents; and all other instruments, documents, contracts or agreements of any kind or character relating to the affairs of the corporation; and to delegate in writing to the officers of the corporation the authority to sign such instruments, notes, deeds, contracts, agreements and documents.

          (c) To exercise all rights, powers and authority as is necessary or prudent in the operation and maintenance of the business of the corporation.

          (d) To directly, or by delegation of authority to the officers of the corporation, appoint, employ, remove, suspend and discharge any of the following:

               (1) Managers, assistants, independent contractors, geologists, geophysicists, land men, employees and agents as from time to time may be deemed advisable and to determine the duties and fix and change the salaries and other terms of employment of such persons.

               (2) Qualified technical personnel temporarily employed or to be employed on specific problems incident to the operation of the corporation and its businesses.

               (3) Attorneys, architects, engineers, accountants, contractors, consultants, advertising agencies, sales representatives and all such other agents or independent contractors as such officers shall deem necessary or advisable for the furtherance of the corporation's purposes and operations.

     Notwithstanding the above, in no event shall the Executive Committee have the authority to approve: (i) with respect to gas purchase and sale agreements, any agreement that provides for the sale or purchase in any single year of gas in excess of Thirty-Five Million Dollars ($35,000,000); (ii) with respect to the purchase of operating supplies, capital expenditures or general and administrative expenditures, any single expenditure or group of related expenditures in excess of Ten Million Dollars ($10,000,000); or (iii) any business transaction with an affiliate of the corporation, without the approval of the Board of Directors. The term "affiliate" as used herein shall mean a person or entity, of any kind or nature, controlling, controlled by or under common control with the corporation and shall include, without limitation, any subsidiaries of the corporation and any person or entity owning, directly or indirectly, five percent or more of the capital stock of the corporation.

     Section 15. There shall be an Audit Committee of the Board of Directors of the corporation consisting of at least two members of the Board of Directors elected to such committee by the board on an annual basis. The initial members of the Audit Committee shall be the two directors named in the certificate of incorporation who are not officers or employees of the corporation or of any party to a subscription agreement with the corporation. The members of the audit committee elected hereafter shall be eligible to serve thereon under the rules of the New York Stock Exchange as in effect from time to time.

     Section 16. The Board of Directors may designate one or more additional committees, each committee to consist of two or more directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 17. Regular meetings of the Executive Committee or any other committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the Executive Committee or any other committee of the Board shall be called at the request of any member thereof. Any special meeting of the Executive Committee or any other committee of the Board shall be a legal meeting, without any notice thereof having been given, if all of the members thereof shall be present or if notice thereof shall have been given to each member on the day prior to the day on which the meeting is to be held. The Executive Committee or any other committee may adopt such rules and regulations not inconsistent with the provisions of law, the certificate of incorporation or these bylaws for the conduct of its meetings as such committee may deem proper. The majority of the Executive Committee or any other committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of the majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. The Executive Committee or any other committee of the Board of Directors shall keep written minutes of its proceedings and shall report on such proceedings to the Board.

                           COMPENSATION OF DIRECTORS
                           -------------------------

     Section 18. The Board of Directors shall have the authority to adopt resolutions fixing the compensation to be paid to directors for service as a director of the corporation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE IV.

                                    NOTICES
                                    -------

     Section 1. Whenever, under statutory provisions or pursuant to the certificate of incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by prepaid telegram.

     Section 2. Whenever any notice is required to be given under statutory provisions or pursuant to the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE V.

                                   OFFICERS
                                   --------

     Section 1. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice

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President or Senior Vice President, a Secretary and a Treasurer. The Board of
Directors may appoint such other officers and agents, including a Vice Chairman of the Board of Directors, a Chief Operating Officer, a Chief Executive Officer different from the President, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, in each case as the Board of Directors shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. The Chairman of the Board and the Vice Chairman of the Board (if provision is made therefor by the Board of Directors) shall be elected from among the directors. With the foregoing exceptions, none of the other officers need to be a director, and none of the officers need be a stockholder of the corporation.

     Section 2. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman or the Vice Chairman.

     Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a director.

     Section 5. Except as may be otherwise provided by the Board of Directors or in these bylaws, each officer of the corporation shall hold office until the first meeting of directors after the next annual meeting of stockholders following his election or appointment and until his successor is chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                           THE CHAIRMAN OF THE BOARD
                           -------------------------

     Section 6. (a) The Chairman of the Board shall preside at all meetings of the Board of Directors or of the stockholders of the corporation. The Chairman shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties and powers as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee. The Chairman of the Board shall report as to the operations of the corporation to the Board of Directors and, with the chief executive officer of the corporation designated as such by the Board of Directors, to the stockholders at or prior to each annual meeting of the stockholders, and he shall from time to time report to the Board of Directors matters within his knowledge which the interest of the corporation may require to be so reported.

          (b) The Board of Directors may, in its discretion, elect a Vice Chairman of the Board of Directors of the corporation, and the Vice Chairman shall perform such other duties and have such other powers as may be prescribed herein or by the Board of Directors. In the absence of the Chairman of the Board of Directors or in the event of his inability or refusal to act, the Vice Chairman shall perform the duties of the Chairman, and when so acting, the Vice Chairman of the Board of Directors shall have all the powers of and be subject to all of the restrictions upon the Chairman of the Board of Directors.

                                 THE PRESIDENT
                                 -------------

     Section 7. (a) The President shall, in the absence of the election by the Board of Directors of a Chief Executive Officer, be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. In the absence of the Chairman of the Board, the Vice Chairman of the Board (if one is elected by the Board of Directors) or the Chief Executive Officer (if one is so elected), the President shall preside at all meetings of the Board of Directors of the stockholders. He may also preside at any such meeting attended by the Chairman if he is so designated by the Chairman. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The President shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the corporation. He may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. He shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the Board of Directors or the Executive Committee from time to time.

          (b) The Board of Directors may, in its discretion, elect a Chief Executive Officer of the corporation, and the Chief Executive Officer, rather than the President, shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general perform such other duties and have such other powers as may be prescribed herein or by the Board of Directors. The Board of Directors, in connection with the election of a Chief Executive Officer, may assign none, some or all of the President's duties to the Chief Executive Officer, all of the foregoing as the Board of Directors may prescribe from time to time.

          (c) The Board of Directors may, in its discretion, elect a Chief Operating Officer of the corporation, and the Chief Operating Officer, subject to the control of the Board of Directors, shall in general perform such duties and have such other powers as may be prescribed herein or by the Board of Directors.

          (d) The Board of Directors may, in its discretion, provide for the relative authority of each of the Chairman of the Board of Directors, the Chief Executive Officer, the President and the Chief Operating Officer, all as the Board of Directors may prescribe from time to time.

                          THE SENIOR VICE PRESIDENT,
                          --------------------------
                 VICE PRESIDENTS AND ASSISTANT VICE PRESIDENTS
                 ---------------------------------------------

     Section 8. In the absence of the president or in the event of his inability or refusal to act, the senior vice president (or in the event there be more than one senior vice president, the senior vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The senior vice presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 9. The vice president or any assistant vice president, or if there be more than one, the vice presidents and assistant vice presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall in the absence of any senior vice president or in the event of the inability or refusal to act of any senior vice president, perform the duties and exercise the powers of such senior vice president and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                    THE SECRETARY AND ASSISTANT SECRETARIES
                    ---------------------------------------

     Section 10. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the president or the chairman of the board, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 11. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                    THE TREASURER AND ASSISTANT TREASURERS
                    --------------------------------------

     Section 12. The treasurer shall have custody of the corporate funds and securities of the corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     Section 13. The treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 14. If required by the Board of Directors, the treasurer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 15. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  ARTICLE VI.

                             CERTIFICATES OF STOCK
                             ---------------------

     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed in the name of the corporation, by the chairman of the board, the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary, certifying the number of shares owned by him in the corporation.

     Section 2. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                               LOST CERTIFICATES
                               -----------------

     Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                              TRANSFERS OF STOCK
                              ------------------

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                              FIXING RECORD DATE
                              ------------------

     Section 5. In order that the corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                            REGISTERED STOCKHOLDERS
                            -----------------------

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                 ARTICLE VII.

                              GENERAL PROVISIONS
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS


     Section 1. (a) The corporation shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) The corporation shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys, fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsection (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

          (f) The indemnification and advancement of expenses provided by or granted pursuant to this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (g) The corporation shall have power to purchase and maintain insurance on behalf of any officer or director who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions or this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any officer or director who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                   INTERESTED DIRECTORS AND OFFICERS; QUORUM
                   -----------------------------------------

     Section 2. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                                   DIVIDENDS
                                   ---------

     Section 3. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 4. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                    CHECKS
                                    ------

     Section 5. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as authorized by these bylaws or the Board of Directors may from time to time designate.

                                  FISCAL YEAR
                                  -----------

     Section 6. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                     SEAL
                                     ----

     Section 7. The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, imprinted or in any manner reproduced.

                                 ARTICLE VIII.

                                  AMENDMENTS
                                  ----------

     These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.